DISCOVER FINANCIAL SERVICES						Exhibit 99.2
EARNINGS SUMMARY
(unaudited, in millions, except per share statistics)
	Quarter Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023[1]	Mar 31, 2024 vs. Mar 31, 2023
EARNINGS SUMMARY
Interest Income	$4,948	$4,868	$4,610	$4,290	$4,077	$871	21%
Interest Expense	1,461	1,400	1,288	1,113	945	516	55%
Net Interest Income	3,487	3,468	3,322	3,177	3,132	355	11%
Discount/Interchange Revenue	1,074	1,158	1,164	1,158	1,046	28	3%
Rewards Cost	703	788	787	788	716	(13)	(2%)
Discount and Interchange Revenue, net	371	370	377	370	330	41	12%
Protection Products Revenue	42	43	42	44	43	(1)	(2%)
Loan Fee Income	200	217	194	186	166	34	20%
Transaction Processing Revenue	87	82	82	72	67	20	30%
Gains (Losses) on Equity Investments	—	2	6	1	(18)	18	100%
Other Income	23	14	21	28	22	1	5%
Total Non-Interest Income	723	728	722	701	610	113	19%

Revenue Net of Interest Expense	4,210	4,196	4,044	3,878	3,742	468	13%

Provision for Credit Losses	1,497	1,909	1,702	1,305	1,102	395	36%

Employee Compensation and Benefits	671	646	575	588	625	46	7%
Marketing and Business Development	250	372	283	268	241	9	4%
Information Processing & Communications	163	170	149	150	139	24	17%
Professional Fees	292	312	281	216	232	60	26%
Premises and Equipment	20	25	22	20	22	(2)	(9%)
Other Expense	913	250	144	162	124	789	NM
Total Operating Expense	2,309	1,775	1,454	1,404	1,383	926	67%

Income/ (Loss) Before Income Taxes	404	512	888	1,169	1,257	(853)	(68%)
Tax Expense	96	124	205	268	289	(193)	(67%)
Net Income/ (Loss)	$308	$388	$683	$901	$968	($660)	(68%)
Net Income/ (Loss) Allocated to Common Stockholders	$274	$386	$647	$895	$931	($657)	(71%)

Effective Tax Rate	23.7%	24.0%	23.1%	23.0%	23.0%

Net Interest Margin	11.03%	10.98%	10.95%	11.06%	11.34%	(31)	bps
Operating Efficiency	54.9%	42.3%	36.0%	36.2%	36.9%	1,800	bps
ROE	8%	11%	19%	26%	27%
ROCE	8%	11%	20%	28%	28%
Capital Returned to Common Stockholders	$180	$144	$169	$864	$1,365	($1,185)	(87%)
Payout Ratio	66%	37%	26%	97%	147%

Ending Common Shares Outstanding	251	250	250	250	257	(6)	(2%)
Weighted Average Common Shares Outstanding	250	250	250	253	262	(12)	(5%)
Weighted Average Common Shares Outstanding (fully diluted)	250	250	250	253	262	(12)	(5%)

PER SHARE STATISTICS
Basic EPS	$1.10	$1.54	$2.59	$3.54	$3.55	($2.45)	(69%)
Diluted EPS	$1.10	$1.54	$2.59	$3.54	$3.55	($2.45)	(69%)
Common Dividends Declared Per Share	$0.70	$0.70	$0.70	$0.70	$0.60	$0.10	17%
Common Stock Price (period end)	$131.09	$112.40	$86.63	$116.85	$98.84	$32.25	33%
Book Value per share	$58.74	$59.29	$56.93	$55.44	$54.79	$3.95	7%
[1] The comparative prior quarter ended March 31, 2023 has been restated as disclosed in the Company's Financial Data Supplement on Form 8-K for the second quarter 2023.
Note: See Glossary of Financial Terms for definitions of financial terms

DISCOVER FINANCIAL SERVICES
BALANCE SHEET SUMMARY
(unaudited, in millions)
	Quarter Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023[1]	Mar 31, 2024 vs. Mar 31, 2023
BALANCE SHEET SUMMARY
Assets
Cash and Investment Securities	$27,965	$25,383	$22,569	$22,110	$22,411	$5,554	25%
Total Loan Receivables	126,555	128,409	122,676	117,906	112,674	13,881	12%
Allowance for Credit Losses	(9,258)	(9,283)	(8,665)	(8,064)	(7,691)	(1,567)	(20%)
Net Loan Receivables	117,297	119,126	114,011	109,842	104,983	12,314	12%
Premises and Equipment, net	1,107	1,091	1,084	1,053	1,031	76	7%
Goodwill and Intangible Assets, net	255	255	255	255	255	—	—%
Other Assets	6,065	5,667	5,513	4,822	4,461	1,604	36%
Total Assets	$152,689	$151,522	$143,432	$138,082	$133,141	$19,548	15%

Liabilities & Stockholders' Equity
Certificates of Deposits [2]	25,921	24,151	21,755	21,020	18,965	6,956	37%
Savings, Money Market, and Other Deposits [2,3]	61,412	59,882	59,501	56,326	56,389	5,023	9%
Total Direct to Consumer Deposits [2,3]	87,333	84,033	81,256	77,346	75,354	11,979	16%
Brokered Deposits and Other Deposits	23,097	24,898	22,763	21,641	20,386	2,711	13%
Deposits	110,430	108,931	104,019	98,987	95,740	14,690	15%
Securitized Borrowings [4]	10,933	11,743	10,889	11,216	9,095	1,838	20%
Other Borrowings [4]	9,542	9,588	8,578	9,060	9,068	474	5%
Borrowings	20,475	21,331	19,467	20,276	18,163	2,312	13%
Accrued Expenses and Other Liabilities	7,064	6,432	5,710	4,963	5,178	1,886	36%
Total Liabilities	137,969	136,694	129,196	124,226	119,081	18,888	16%
Total Equity	14,720	14,828	14,236	13,856	14,060	660	5%
Total Liabilities and Stockholders' Equity	$152,689	$151,522	$143,432	$138,082	$133,141	$19,548	15%

LIQUIDITY
Liquidity Portfolio	$25,739	$23,254	$21,186	$20,895	$21,450	$4,289	20%
Private Asset-backed Securitizations	3,500	2,750	3,500	3,500	3,500	—	—%
Federal Home Loan Bank Borrowing Capacity	3,087	2,551	2,202	2,372	2,056	1,031	50%
Federal Reserve Discount Window [5]	41,710	41,199	48,658	45,936	43,780	(2,070)	(5%)
Undrawn Credit Facilities [5]	48,297	46,500	54,360	51,808	49,336	(1,039)	(2%)
Total Liquidity	$74,036	$69,754	$75,546	$72,703	$70,786	$3,250	5%

[1] The comparative prior quarter ended March 31, 2023 has been restated as disclosed in the Company's Financial Data Supplement on Form 8-K for the second quarter 2023.

[2] Includes Affinity relationships

[3] Savings, Money Market, and Other Deposits and reflects both interest-bearing and non-interest bearing direct to consumer deposits

[4] Includes short-term and long-term borrowings

[5] Excludes investments pledged to the Federal Reserve, which is included within the liquidity portfolio

Note: See Glossary of Financial Terms for definitions of financial terms

DISCOVER FINANCIAL SERVICES
BALANCE SHEET STATISTICS
(unaudited, in millions)
	Quarter Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023[1]	Mar 31, 2024 vs. Mar 31, 2023
BALANCE SHEET STATISTICS
Total Common Equity	$13,664	$13,772	$13,180	$12,800	$13,004	$660	5%
Total Common Equity/Total Assets	8.9%	9.1%	9.2%	9.3%	9.8%
Total Common Equity/Net Loans	11.6%	11.6%	11.6%	11.7%	12.4%

Tangible Assets	$152,434	$151,267	$143,177	$137,827	$132,886	$19,548	15%
Tangible Common Equity [2]	$13,409	$13,517	$12,925	$12,545	$12,749	$660	5%
Tangible Common Equity/Tangible Assets [2]	8.8%	8.9%	9.0%	9.1%	9.6%
Tangible Common Equity/Net Loans [2]	11.4%	11.3%	11.3%	11.4%	12.1%
Tangible Common Equity per share [2]	$53.51	$54.04	$51.69	$50.19	$49.68	$3.83	8%

	Basel III
	Quarter Ended
REGULATORY CAPITAL RATIOS [3]	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023[1]
Total Risk Based Capital Ratio	13.3%	13.7%	14.1%	14.3%	14.7%
Tier 1 Risk Based Capital Ratio	11.7%	12.1%	12.5%	12.5%	13.0%
Tier 1 Leverage Ratio	10.1%	10.7%	11.0%	11.1%	11.4%
Common Equity Tier 1 Capital Ratio	10.9%	11.3%	11.6%	11.7%	12.1%

[1] The comparative prior quarter ended March 31, 2023 has been restated as disclosed in the Company's Financial Data Supplement on Form 8-K for the second quarter 2023.

[2] Tangible Common Equity ("TCE") is a non-GAAP measure. The Company believes TCE is a more meaningful measure to investors of the net asset value of the Company. For corresponding reconciliation of TCE to a GAAP financial measure see Reconciliation of GAAP to non-GAAP Data schedule

[3] Based on the final rule published September 30, 2020. Capital ratios reflect delay in the recognition of the impact of CECL reserves on regulatory capital for two years in accordance with the final rule

Note: See Glossary of Financial Terms for definitions of financial terms

DISCOVER FINANCIAL SERVICES
AVERAGE BALANCE SHEET
(unaudited, in millions)
	Quarter Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Mar 31, 2024 vs. Mar 31, 2023
AVERAGE BALANCES
Assets
Cash and Investment Securities	$25,662	$22,448	$21,210	$21,251	$19,579	$6,083	31%
Restricted Cash	558	104	238	75	588	(30)	(5%)
Credit Card Loans	100,310	99,610	95,796	91,825	89,460	10,850	12%
Private Student Loans	10,577	10,369	10,274	10,343	10,546	31	—%
Personal Loans	10,004	9,754	9,368	8,744	8,155	1,849	23%
Other Loans	6,235	5,654	4,942	4,347	3,888	2,347	60%
Total Loans	127,126	125,387	120,380	115,259	112,049	15,077	13%
Total Interest Earning Assets	153,346	147,939	141,828	136,585	132,216	21,130	16%
Allowance for Credit Losses	(9,279)	(8,668)	(8,063)	(7,691)	(7,307)	(1,972)	(27%)
Other Assets	7,709	7,462	7,116	6,668	6,494	1,215	19%
Total Assets	$151,776	$146,733	$140,881	$135,562	$131,403	$20,373	16%

Liabilities and Stockholders' Equity
Non-Interest-bearing Direct to Consumer Deposits [1]	$1,037	$987	$961	$985	$1,023	$14	1%
Certificates of Deposits [1]	25,625	22,496	21,473	20,159	17,565	8,060	46%
Savings, Money Market, and Other Deposits [1]	59,212	58,766	56,797	54,776	54,386	4,826	9%
Interest-bearing Direct to Consumer Deposits [1]	84,837	81,262	78,270	74,935	71,951	12,886	18%
Brokered Deposits and Other Deposits	23,792	23,271	21,336	20,457	19,267	4,525	23%
Total Interest-bearing Deposits	108,629	104,533	99,606	95,392	91,218	17,411	19%
Securitized Borrowings [2]	11,340	11,045	11,161	10,214	9,667	1,673	17%
Other Borrowings [2]	9,572	9,228	8,873	9,070	9,372	200	2%
Total Interest-bearing Liabilities	129,541	124,806	119,640	114,676	110,257	19,284	17%
Other Liabilities & Stockholders' Equity	21,198	20,940	20,280	19,901	20,123	1,075	5%
Total Liabilities and Stockholders' Equity	$151,776	$146,733	$140,881	$135,562	$131,403	$20,373	16%

AVERAGE YIELD
Assets
Cash and Investment Securities	4.51%	4.36%	4.19%	4.08%	3.89%	62	bps
Restricted Cash	7.03%	16.71%	10.65%	10.27%	4.05%	298	bps
Credit Card Loans	15.79%	15.63%	15.43%	15.14%	15.06%	73	bps
Private Student Loans	10.04%	10.16%	10.11%	9.87%	9.68%	36	bps
Personal Loans	13.40%	13.20%	12.94%	12.72%	12.35%	105	bps
Other Loans	7.39%	7.14%	6.95%	6.81%	6.64%	75	bps
Total Loans	14.71%	14.61%	14.44%	14.17%	14.06%	65	bps
Total Interest Earning Assets	12.98%	13.05%	12.90%	12.60%	12.51%	47	bps

AVERAGE RATES
Liabilities and Stockholders' Equity
Certificates of Deposits [1]	4.53%	4.24%	3.84%	3.35%	2.65%	188	bps
Savings, Money Market, and Other Deposits [1]	4.35%	4.39%	4.30%	3.84%	3.41%	94	bps
Interest-bearing Direct to Consumer Deposits [1]	4.41%	4.35%	4.18%	3.71%	3.23%	118	bps
Brokered Deposits and Other Deposits	4.75%	4.64%	4.43%	4.15%	3.87%	88	bps
Total Interest-bearing Deposits	4.48%	4.41%	4.23%	3.80%	3.36%	112	bps
Securitized Borrowings [2]	4.71%	4.68%	4.60%	4.24%	3.67%	104	bps
Other Borrowings [2]	4.94%	4.55%	4.32%	4.43%	4.40%	54	bps
Total Interest-bearing Liabilities	4.54%	4.45%	4.27%	3.89%	3.48%	106	bps
Net Interest Margin	11.03%	10.98%	10.95%	11.06%	11.34%	(31)	bps
Net Yield on Interest-earning Assets	9.15%	9.30%	9.29%	9.33%	9.61%	(46)	bps
[1] Includes Affinity relationships
[2] Includes short-term and long-term borrowings
Note: See Glossary of Financial Terms for definitions of financial terms

DISCOVER FINANCIAL SERVICES
LOAN STATISTICS
(unaudited, in millions)
	Quarter Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Mar 31, 2024 vs. Mar 31, 2023
TOTAL LOAN RECEIVABLES
Ending Loans [1]	$126,555	$128,409	$122,676	$117,906	$112,674	$13,881	12%
Average Loans [1]	$127,126	$125,387	$120,380	$115,259	$112,049	$15,077	13%

Interest Yield	14.71%	14.61%	14.44%	14.17%	14.06%	65	bps
Gross Principal Charge-off Rate	5.74%	4.82%	4.24%	4.01%	3.50%	224	bps
Net Principal Charge-off Rate	4.92%	4.11%	3.52%	3.22%	2.72%	220	bps
Delinquency Rate (30 or more days)	3.38%	3.45%	3.06%	2.57%	2.48%	90	bps
Delinquency Rate (90 or more days)	1.64%	1.59%	1.34%	1.16%	1.14%	50	bps
Gross Principal Charge-off Dollars	$1,812	$1,521	$1,287	$1,153	$966	$846	88%
Net Principal Charge-off Dollars	$1,556	$1,298	$1,070	$924	$750	$806	107%
Net Interest and Fee Charge-off Dollars	$348	$279	$223	$202	$169	$179	106%
Loans Delinquent 30 or more days	$4,282	$4,427	$3,756	$3,027	$2,791	$1,491	53%
Loans Delinquent 90 or more days	$2,079	$2,045	$1,637	$1,361	$1,290	$789	61%

Allowance for Credit Losses (period end)	$9,258	$9,283	$8,665	$8,064	$7,691	$1,567	20%
Reserve Change Build/ (Release) [2]	($25)	$618	$601	$373	$385	($410)
Reserve Rate	7.32%	7.23%	7.06%	6.84%	6.83%	49	bps

CREDIT CARD LOANS
Ending Loans	$99,475	$102,259	$97,389	$93,955	$89,755	$9,720	11%
Average Loans	$100,310	$99,610	$95,796	$91,825	$89,460	$10,850	12%

Interest Yield	15.79%	15.63%	15.43%	15.14%	15.06%	73	bps
Gross Principal Charge-off Rate	6.61%	5.50%	4.85%	4.59%	3.99%	262	bps
Net Principal Charge-off Rate	5.66%	4.68%	4.03%	3.68%	3.10%	256	bps
Delinquency Rate (30 or more days)	3.83%	3.87%	3.41%	2.86%	2.76%	107	bps
Delinquency Rate (90 or more days)	1.95%	1.87%	1.57%	1.35%	1.34%	61	bps
Gross Principal Charge-off Dollars	$1,649	$1,380	$1,171	$1,051	$879	$770	88%
Net Principal Charge-off Dollars	$1,411	$1,175	$973	$842	$684	$727	106%
Loans Delinquent 30 or more days	$3,810	$3,955	$3,324	$2,689	$2,477	$1,333	54%
Loans Delinquent 90 or more days	$1,941	$1,917	$1,527	$1,269	$1,204	$737	61%

Allowance for Credit Losses (period end)	$7,541	$7,619	$7,070	$6,525	$6,135	$1,406	23%
Reserve Change Build/ (Release) [2]	($78)	$549	$545	$390	$318	($396)
Reserve Rate	7.58%	7.45%	7.26%	6.94%	6.84%	74	bps
Total Discover Card Volume	$53,239	$60,917	$58,965	$58,774	$54,129	($890)	(2%)
Discover Card Sales Volume	$50,137	$57,145	$54,952	$55,229	$50,588	($451)	(1%)
Rewards Rate	1.39%	1.37%	1.42%	1.42%	1.41%	(2)	bps

[1] Total Loans includes Home Equity and other loans
[2] Excludes any build/release of the liability for expected credit losses on unfunded commitments as the offset is recorded in accrued expenses and other liabilities in the Company's condensed consolidated statements of financial condition

Note: See Glossary of Financial Terms for definitions of financial terms

DISCOVER FINANCIAL SERVICES
LOAN STATISTICS
(unaudited, in millions)
	Quarter Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Mar 31, 2024 vs. Mar 31, 2023
PRIVATE STUDENT LOANS
Organic Student Loans	$10,050	$9,894	$9,963	$9,723	$9,927	$123	1%
Purchased Student Loans	430	458	485	518	553	(123)	(22%)
Total Private Student Loans	$10,480	$10,352	$10,448	$10,241	$10,480	$—	—%

Interest Yield	10.04%	10.16%	10.11%	9.87%	9.68%	36	bps
Net Principal Charge-off Rate	1.58%	1.52%	1.32%	1.25%	1.04%	54	bps
Delinquency Rate (30 or more days)	2.59%	2.62%	2.62%	2.13%	2.02%	57	bps

Reserve Rate	8.29%	8.29%	8.29%	8.29%	8.32%	(3)	bps

PERSONAL LOANS
Ending Loans	$10,107	$9,852	$9,559	$9,106	$8,374	$1,733	21%

Interest Yield	13.40%	13.20%	12.94%	12.72%	12.35%	105	bps
Net Principal Charge-off Rate	4.02%	3.39%	2.63%	2.28%	1.94%	208	bps
Delinquency Rate (30 or more days)	1.46%	1.45%	1.24%	1.00%	0.91%	55	bps

Reserve Rate	7.48%	7.33%	6.83%	6.83%	7.43%	5	bps

Note: See Glossary of Financial Terms for definitions of financial terms

DISCOVER FINANCIAL SERVICES
SEGMENT RESULTS AND VOLUME STATISTICS
(unaudited, in millions)
	Quarter Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023[1]	Mar 31, 2024 vs. Mar 31, 2023
DIGITAL BANKING
Interest Income	$4,948	$4,868	$4,610	$4,290	$4,077	$871	21%
Interest Expense	1,461	1,400	1,288	1,113	945	516	55%
Net Interest Income	3,487	3,468	3,322	3,177	3,132	355	11%
Non-Interest Income	591	611	592	586	522	69	13%
Revenue Net of Interest Expense	4,078	4,079	3,914	3,763	3,654	424	12%
Provision for Credit Losses	1,497	1,909	1,702	1,305	1,102	395	36%
Total Operating Expense	2,259	1,712	1,409	1,359	1,342	917	68%
Income/ (Loss) Before Income Taxes	$322	$458	$803	$1,099	$1,210	($888)	(73%)

Net Interest Margin	11.03%	10.98%	10.95%	11.06%	11.34%	(31)	bps
Pretax Return on Loan Receivables	1.02%	1.45%	2.65%	3.82%	4.38%	(336)	bps

Allowance for Credit Losses (period end)	$9,258	$9,283	$8,665	$8,064	$7,691	$1,567	20%
Reserve Change Build/ (Release)	($25)	$618	$601	$373	$385	($410)

PAYMENT SERVICES
Interest Income	$—	$—	$—	$—	$—	$—	NM
Interest Expense	—	—	—	—	—	—	NM
Net Interest Income	—	—	—	—	—	—	NM
Non-Interest Income (Loss)	132	117	130	115	88	44	50%
Revenue Net of Interest Expense	132	117	130	115	88	44	50%
Provision for Credit Losses	—	—	—	—	—	—	NM
Total Operating Expense	50	63	45	45	41	9	22%
Income/ (Loss) Before Income Taxes	$82	$54	$85	$70	$47	$35	NM

TRANSACTIONS PROCESSED ON NETWORKS
Discover Network	883	974	964	940	850	33	4%
PULSE Network	2,312	2,308	2,011	1,761	1,625	687	42%
Total	3,195	3,282	2,975	2,701	2,475	720	29%

NETWORK VOLUME
PULSE Network	$79,073	$79,194	$72,146	$69,008	$65,268	$13,805	21%
Network Partners	11,070	8,736	9,899	10,408	10,628	442	4%
Diners Club International [2]	10,181	10,468	9,723	9,897	9,211	970	11%
Total Payment Services	100,324	98,398	91,768	89,313	85,107	15,217	18%
Discover Network - Proprietary	51,764	58,419	57,228	57,099	51,826	(62)	—%
Total	$152,088	$156,817	$148,996	$146,412	$136,933	$15,155	11%

[1] The comparative prior quarter ended March 31, 2023 has been restated as disclosed in the Company's Financial Data Supplement on Form 8-K for the second quarter 2023.
[2] Volume is derived from data provided by licencees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment
Note: See Glossary of Financial Terms for definitions of financial terms

DISCOVER FINANCIAL SERVICES - GLOSSARY OF FINANCIAL TERMS

Balance Sheet & Regulatory Capital Terms
Liquidity Portfolio represents cash and cash equivalents (excluding cash-in-process) and other investments

Regulatory Capital Ratios are preliminary
• Total Risk Based Capital Ratio represents total capital divided by risk-weighted assets
• Tier 1 Capital Ratio represents tier 1 capital divided by risk-weighted assets
• Tier 1 Leverage Ratio represents tier 1 capital divided by average total assets
• Common Equity Tier 1 Capital Ratio represents common equity tier 1 capital divided by risk weighted assets

Tangible Assets represents total assets less goodwill and intangibles

Tangible Common Equity ("TCE"), a non-GAAP financial measure, represents total common equity less goodwill and intangibles. The Company believes TCE is a meaningful measure to investors of the net asset value of the Company. For corresponding reconciliation of TCE to a GAAP financial measure, see Reconciliation of GAAP to Non-GAAP Data

Tangible Common Equity/Net Loans, a non-GAAP measure, represents TCE divided by total loans less the allowance for credit losses (period end)

Tangible Common Equity per Share, a non-GAAP measure, represents TCE divided by ending common shares outstanding

Tangible Common Equity/Tangible Assets, a non-GAAP measure, represents TCE divided by total assets less goodwill and intangibles

Undrawn Credit Facilities represents asset-backed conduit funding facilities and Federal Reserve discount window (excluding investments pledged to the Federal Reserve, which are included within the liquidity investment portfolio)

Credit Related Terms
Delinquency Rate (30 or more days) represents loans delinquent thirty days or more divided by ending loans (total or respective product loans, as appropriate)

Delinquency Rate (90 or more days) represents loans delinquent ninety days or more divided by ending loans (total or respective product loans, as appropriate)

Gross Principal Charge-off Rate represents gross principal charge-off dollars (annualized) divided by average loans for the reporting period (total or respective product loans, as appropriate)

Net Principal Charge-off Rate represents net principal charge-off dollars (annualized) divided by average loans for the reporting period (total or respective product loans, as appropriate)

Reserve Rate represents the allowance for credit losses divided by total loans (total or respective product loans, as appropriate)

Earnings and Shareholder Return Terms
Book Value per share represents total equity divided by ending common shares outstanding

Capital Returned to Common Stockholders represents common stock dividends declared and treasury share repurchases, excluding common stock issued under employee benefit plans and stock based compensation

Earnings Per Share represents net income allocated to common stockholders divided by the weighted average common shares outstanding

Interest Yield represents interest income on loan receivables (annualized) divided by average loans for the reporting period (total or respective product loans, as appropriate)

Net Income Allocated to Common Stockholders represents net income less preferred stock dividends and income allocated to participating securities

Net Interest Margin represents net interest income (annualized) divided by average total loans for the period

Net Yield on Interest Earning Assets represents net interest income (annualized) divided by average total interest earning assets for the period

Operating Efficiency represents total operating expense divided by revenue net of interest expense

Pretax Return on Loan Receivables represents income before income taxes (annualized) divided by total average loans for the period

Payout Ratio represents capital returned to common stockholders divided by net income allocated to common stockholders

Return on Common Equity represents net income available for common stockholders (annualized) divided by average total common equity for the reporting period

Return on Equity represents net income (annualized) divided by average total equity for the reporting period

Rewards Rate represents Credit Card rewards cost divided by Discover Card sales volume

Volume Terms
Discover Card Sales Volume represents Discover card activity related to sales net of returns

Discover Card Volume represents Discover card activity related to sales net of returns, balance transfers, cash advances and other activity

Discover Network Proprietary Volume represents gross Discover Card sales volume on the Discover Network

DISCOVER FINANCIAL SERVICES
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited, in millions)
	Quarter Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023[1]
GAAP Total Common Equity	$13,664	$13,772	$13,180	$12,800	$13,004
Less: Goodwill	(255)	(255)	(255)	(255)	(255)
Less: Intangibles	—	—	—	—	—
Tangible Common Equity [2]	$13,409	$13,517	$12,925	$12,545	$12,749

GAAP Book Value Per Share	$58.74	$59.29	$56.93	$55.44	$54.79
Less: Goodwill	(1.02)	(1.03)	(1.02)	(1.03)	(1.00)
Less: Intangibles	—	—	—	—	—
Less: Preferred Stock	(4.21)	(4.22)	(4.22)	(4.22)	(4.11)
Tangible Common Equity Per Share	$53.51	$54.04	$51.69	$50.19	$49.68

[1] The comparative prior quarter ended March 31, 2023 has been restated as disclosed in the Company's Financial Data Supplement on Form 8-K for the second quarter 2023.

[2] Tangible Common Equity ("TCE"), a non-GAAP financial measure, represents common equity less goodwill and intangibles. A reconciliation of TCE to common equity, a GAAP financial measure, is shown above. Other financial services companies may also use TCE and definitions may vary, so users of this information are advised to exercise caution in comparing TCE of different companies. TCE is included because management believes that common equity excluding goodwill and intangibles is a more meaningful measure to investors of the true net asset value of the Company

Note: See Glossary of Financial Terms for definitions of financial terms